Exhibit 23.3

To:	InnoLight Technology Corporation

328 Xinghu Street, 12-A3

Suzhou Industrial Park

Suzhou, Jiangsu, 215123

People’s Republic of China

June 18, 2015

Ladies and Gentlemen:

We consent to the references to our firm under the headings “Risk Factors,” “Enforceability of Civil Liabilities,” “PRC Regulation” and “Legal Matters” in the prospectus included in InnoLight Technology Corporation’s registration statement on Form F-1, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Sincerely yours,

/s/ Zhong Lun Law Firm
Zhong Lun Law Firm